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                ACM INSTITUTIONAL RESERVES, INC.

                     ARTICLES SUPPLEMENTARY

         ACM Institutional Reserves, Inc., a Maryland corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 61,000,000,000 shares and classifies such additional shares as 4,000,000,000 shares of Common Stock of the Trust Portfolio, 4,000,000,000 shares of Class A Common Stock of the Prime Portfolio, 4,000,000,000 shares of Class A Common Stock of the Government Portfolio, 4,000,000,000 shares of Class A Common Stock of the Tax-Free Portfolio, 5,000,000,000 shares of Class A Common Stock of the Treasury Portfolio, created hereby, 5,000,000,000 shares of Class B Common Stock of the Prime Portfolio, 5,000,000,000 shares of Class B Common Stock of the Government Portfolio, 5,000,000,000 shares of Class B Common Stock of the Tax-Free Portfolio, 5,000,000,000 shares of Class B Common Stock of the Treasury Portfolio, 5,000,000,000 shares of Class C Common Stock of the Prime Portfolio, 5,000,000,000 shares of Class C Common Stock of the Government Portfolio, 5,000,000,000 shares of Class C Common Stock of the Tax-Free Portfolio and 5,000,000,000 shares of Class C Common Stock of the Treasury Portfolio. Each portfolio of the Corporation is referred to herein as a "Portfolio."

         SECOND: The shares of the Class B Common Stock and Class C Common Stock of the Prime Portfolio, Government Portfolio and Tax-Free Portfolio, respectively, of the Corporation as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the applicable Portfolios (other than those provisions of the Charter which by their terms are applicable solely to other classes of the Corporation's Common Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

              (1)  The assets attributable to the Class B Common
         Stock and Class C Common Stock of a Portfolio shall be invested in the same investment portfolio of the Corporation as the assets attributable to the Class A
         Common Stock of that Portfolio.

              (2) The dividends and distributions of investment income and capital gains with respect to the Class B



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         Common Stock and Class C Common Stock of a Portfolio
         shall be in such amount, which may vary between the classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to each of the other classes of that Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the classes of that Portfolio and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of a Portfolio among the various classes of a Portfolio shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded.

              (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class B Common Stock and Class C Common Stock, respectively, of a Portfolio shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class B Common Stock or Class C Common Stock, respectively, of that Portfolio and
         (ii) no voting rights with respect to any other matter submitted to a vote of stockholders which does not affect holders of the Class B Common Stock or Class C Common Stock, respectively, of that Portfolio.

         THIRD:    The shares of Class A Common Stock, Class B
Common Stock and Class C Common Stock of the Treasury Portfolio as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH(3) of the Corporation's Charter and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

              (1)  The assets attributable to the Class A Common
         Stock, Class B Common Stock and Class C Common Stock of


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         the Treasury Portfolio shall be invested in the same
         investment portfolio of the Corporation.

              (2) The dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock and Class C Common Stock of the Treasury Portfolio shall be in such amounts, which may vary among the classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary among the classes of the Treasury Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation the Treasury Portfolio among the various classes of the Treasury Portfolio shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded.

              (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, of the Treasury Portfolio shall have
         (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of the Treasury Portfolio and (ii) no voting rights with respect to any other matter submitted to a vote of stockholders which does not affect holders of the applicable class of the Treasury Portfolio.

         FOURTH:   The shares of the Class A Common Stock of the
Prime Portfolio, Government Portfolio and Tax-Free Portfolio, respectively, of the Corporation, as so classified by the Corporation's Board of Directors, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as heretofore set forth in the Corporation's Charter with respect to such shares. The shares of


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the Common Stock of the Trust Portfolio, as so classified by the
Corporation's Board of Directors, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as heretofore set forth in the Corporation's Charter with respect to such shares.

         FIFTH:    A.  Immediately before the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 4,000,000,000 shares, the par value of each class of stock being $.01 per share, with an aggregate par value of $40,000,000, classified as follows:

Name of Portfolio                            Number of Shares

Prime Portfolio Class A Common Stock         1,000,000,000
Government Portfolio Class A Common Stock    1,000,000,000
Tax-Free Portfolio Class A Common Stock      1,000,000,000
Trust Portfolio Common Stock                 1,000,000,000

                   B.  Immediately after the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 65,000,000,000 shares, the par value of each class of stock being $.01 per share, with an aggregate par value of $650,000,000, classified as follows:

                     Class A        Class B       Class C
Name of Portfolio  Common Stock   Common Stock  Common Stock    Common Stock

Prime Portfolio    5,000,000,000  5,000,000,000 5,000,000,000

Government
Portfolio          5,000,000,000  5,000,000,000 5,000,000,000

Tax-Free
Portfolio          5,000,000,000  5,000,000,000 5,000,000,000

Treasury
Portfolio          5,000,000,000  5,000,000,000 5,000,000,000

Trust
Portfolio                                                       5,000,000,000

         SIXTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SEVENTH: The total number of shares that the Corporation has authority to issue has been increased by the


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Board of Directors of the Corporation in accordance with Section
2-105(c) of the Maryland General Corporation Law.

         EIGHTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.


         IN WITNESS WHEREOF, ACM Institutional Reserves, Inc. has caused these Articles Supplementary to be executed by its Chairman of the Board of Directors and witnessed by its Secretary as of this 29th day of May, 1998. The Chairman of the Board of Directors of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                             ACM INSTITUTIONAL RESERVES, INC.

                                 /s/ John D. Carifa
                             By:___________________________
                                John D. Carifa
                                Chairman


WITNESS:

/s/ Edmund P. Bergan, Jr.
_________________________
Edmund P. Bergan, Jr.
Secretary




















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